                                                                   EXHIBIT 10.68
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                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 10, 1998

                                 BY AND BETWEEN

                          SHAMAN PHARMACEUTICALS, INC.


                                       AND

                                     [BUYER]


                              --------------------



                   SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK
                                       AND
                         COMMON STOCK PURCHASE WARRANTS

                              --------------------

                                Placement Agent:
                          DIAZ & ALTSCHUL CAPITAL, LLC





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
                          SHAMAN PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT

                   SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK
                                       AND
                         COMMON STOCK PURCHASE WARRANTS



                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
1.   DEFINITIONS ...................................................................  1
2.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE ........................................  8
     (a)     Commitment ............................................................  8
     (b)     Exercise of Purchase Option ...........................................  9
     (c)     Closing ............................................................... 10
3.   BUYER'S REPRESENTATIONS, WARRANTIES, ETC. ..................................... 10
     (a)     Purchase for Investment ............................................... 10
     (b)     Accredited Investor ................................................... 10
     (c)     Reoffers and Resales .................................................. 10
     (d)     Company Reliance ...................................................... 10
     (e)     Information Provided .................................................. 11
     (f)     Absence of Approvals .................................................. 11
     (g)     Purchase Agreement .................................................... 11
     (h)     Buyer Status .......................................................... 12
4.   COMPANY'S REPRESENTATIONS, WARRANTIES, ETC. ................................... 12
     (a)     Organization and Authority ............................................ 12
     (b)     Qualifications ........................................................ 12
     (c)     Capitalization ........................................................ 12
     (d)     Concerning the Shares and the Common Stock ............................ 13
     (e)     Corporate Authorization ............................................... 14
     (f)     Non-contravention ..................................................... 14
     (g)     Approvals ............................................................. 15
     (h)     Information Provided .................................................. 15
     (i)     SEC Filings ........................................................... 15
     (j)     Conduct of Business ................................................... 15
     (k)     Absence of Certain Proceedings ........................................ 16
     (l)     Liabilities ........................................................... 16
     (m)     Absence of Certain Changes ............................................ 16

     (n)     Material Losses ....................................................... 16
     (o)     Properties ............................................................ 17
     (p)     Intellectual Property ................................................. 17
     (q)     Internal Accounting Controls .......................................... 17
     (r)     Compliance with Law ................................................... 17
     (s)     Labor Relations ....................................................... 17
     (t)     Insurance ............................................................. 18
     (u)     Absence of Brokers, Finders, Etc. ..................................... 18
     (v)     Solicitation; Offering of Warrants and Preferred Shares ............... 18
     (w)     Certain Issuances of Securities ....................................... 18
     (x)     Investment Company .................................................... 18
     (y)     Absence of Rights Agreement ........................................... 19
     (z)     Classification of Preferred Stock ..................................... 19
5.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS ......................................... 19
     (a)     Transfer Restrictions ................................................. 19
     (b)     Restrictive Legends ................................................... 19
     (c)     Conversion Agent Agreement ............................................ 21
     (d)     Form D; Blue Sky Laws ................................................. 22
     (e)     Nasdaq Listing; Reporting Status ...................................... 22
     (f)     Use of Proceeds ....................................................... 22
     (g)     State Securities Laws ................................................. 23
     (h)     Certain Issuances of Securities ....................................... 23
     (i)     Limitation on Certain Actions ......................................... 24
     (j)     Certain Amendments .................................................... 24
     (k)     Best Efforts .......................................................... 24
     (l)     Decreases in Cash and Short-Term Investments .......................... 25
6.   CONDITIONS TO THE EFFECTIVENESS OF THE BUYER'S COMMITMENT ..................... 25
     (a)     Company's Conditions .................................................. 25
     (b)     Buyer's Conditions .................................................... 25
7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE PREFERRED SHARES AND
     THE BUYER'S OBLIGATION TO PURCHASE PREFERRED SHARES ........................... 26
     (a)     Company's Conditions .................................................. 26
     (b)     Buyer's Conditions .................................................... 27
8.   REGISTRATION RIGHTS ........................................................... 28
     (a)     Mandatory Registration ................................................ 28
     (b)     Obligations of the Company ............................................ 30
     (c)     Obligations of the Buyer and other Investors .......................... 33
     (d)     Reports under 1934 Act ................................................ 35
9.   INDEMNIFICATION AND CONTRIBUTION .............................................. 35
     (a)     Indemnification ....................................................... 35

     (b)     Contribution .......................................................... 37
     (c)     Other Rights .......................................................... 37
10.  MISCELLANEOUS ................................................................. 37
     (a)     Governing Law ......................................................... 37
     (b)     Headings .............................................................. 37
     (c)     Severability .......................................................... 38
     (d)     Notices ............................................................... 38
     (e)     Counterparts; Dating .................................................. 38
     (f)     Entire Agreement; Benefit ............................................. 38
     (g)     Waiver ................................................................ 39
     (h)     Amendment ............................................................. 39
     (i)     Further Assurances .................................................... 39
     (j)     Assignment of Certain Rights and Obligations .......................... 39
     (k)     Certain Expenses ...................................................... 40
     (l)     Termination ........................................................... 40
     (m)     Survival .............................................................. 40
     (n)     Public Statements, Press Releases, Etc. ............................... 41
     (o)     Construction .......................................................... 41

SCHEDULES

Schedule 4(c)         Antidilution Adjustments


ANNEXES

Annex I               Form of Certificate of Designations
Annex II              Form of Purchase Option Notice
Annex III             Form of Conversion Agent Agreement
Annex IV              Form of Common Stock Purchase Warrant
Annex V               Form of Opinion of Brobeck, Phleger & Harrison LLP to Be Delivered on
                      Effective Date
Annex VI              Form of Opinion of Brobeck, Phleger & Harrison LLP to Be Delivered on
                      each Closing Date
Annex VII             Form of Opinion of Pennie & Edmonds LLP to Be Delivered on each Closing
                      Date
Annex VIII            Form of Instruction to the Conversion Agent

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT, dated as of June 10, 1998 (this "Agreement"), by and between SHAMAN PHARMACEUTICALS, INC., a Delaware corporation, with headquarters located at 213 East Grand Avenue, South San Francisco, California 94080 (the "Company"), and [BUYER], a [______________] (the "Buyer").

                              W I T N E S S E T H:

        WHEREAS, the Buyer wishes to commit to purchase, upon the terms and subject to the conditions of this Agreement, shares of non-voting Series A Custom Convertible Preferred Stock of the Company which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1) and in connection therewith the Company is to issue to the Buyer Warrants to purchase the number of shares of Common Stock provided herein;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS

        (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

        (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

        (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Accrual Amount" shall have the meaning provided in the Certificate of Designations.

        "AMEX" means the American Stock Exchange, Inc.

        "Blackout Period" means the period of up to 20 consecutive days after the date the Company notifies the Investors that they are required, pursuant to
Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus; provided, however, that such period may be up to 30 consecutive days if the Company so elects in accordance with Section 8(b)(5)(B), subject to the limitations provided therein.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

        "Business Plan" shall mean the Company's business plan, dated May 26, 1998, in the form delivered on June 3, 1998 by the Company to Ernst & Young LLP, the Company's independent public accountants.

        "Cash Amount" on any date means the sum of (i) the Cash and Cash Equivalent Balances of the Company and (ii) the amount of short-term investments of the Company set forth, or which would be set forth, on the Company's balance sheet as of such date determined in accordance with Generally Accepted Accounting Principles and consistent with the meaning of the term "short-term investments" as used in the financial statements contained in the 1997 10-K.

        "Cash and Cash Equivalent Balances" shall have the meaning provided in the Certificate of Designations.

        "Certificate of Designations" means the Certificate of Designations of Series A Custom Convertible Preferred Stock in the form attached hereto as ANNEX I, as the same is filed with the Secretary of State of the State of Delaware.

        "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person or entity.

        "Closing Date" or "Closing Dates" means 12:00 noon, New York City time, on a date which is ten Business Days after the Company gives a Purchase Option Notice, or such other date and time as are mutually agreed between the Company and the Buyer, but in no event later than February 28, 1999.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

        "Commitment Period" means the period commencing on the Effective Date and ending on the date which is 270 days after the Effective Date.

        "Common Shares" means the Conversion Shares and the Warrant Shares.

        "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

        "Conversion Agent" means BankBoston, N.A., or any successor thereof, serving as transfer agent and registrar for the Common Stock, conversion agent for the Preferred Stock and exercise agent for the Warrants.

        "Conversion Agent Agreement" means the Conversion Agent Agreement by and among the Company, the Conversion Agent, the Buyer and the Other Buyers, in the form attached hereto as ANNEX III.

        "Conversion Notice" means the Notice of Conversion of Series A Custom Convertible Preferred Stock substantially in the form of Section 14(a) of the Certificate of Designations.

        "Conversion Price" shall have the meaning provided in the Certificate of Designations.

        "Conversion Shares" means the shares of Common Stock issuable or issued upon conversion of the Preferred Shares.

        "Effective Date" means the date on which all of the conditions precedent specified in Sections 6(a) and 6(b) are satisfied or waived in accordance therewith.

        "Equity Securities" means Common Stock or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, any Common Stock.

        "Fletcher" means Fletcher International Limited, a company organized under the laws of the Cayman Islands.

        "Fletcher Stock Purchase Agreement" means the Stock Purchase Agreement, dated July 25, 1996, between the Company and Fletcher.

        "Generally Accepted Accounting Principles" shall have the meaning provided in the Certificate of Designations.

        "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

        "Indemnified Person" means each Investor and each Investor who sells Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers and agents, if any, of such Investor, each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

        "Initial Closing Date" means the first Closing Date to occur.

        "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 9(b)(9).

        "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

        "Majority Buyers" means at any time the Buyer and the Other Buyers who (based on the number of shares of Series B Preferred Stock committed to be purchased, or, on and after a Closing Date, actually purchased by the Buyer and the Other Buyers) committed to purchase or purchased shares of Series B Preferred Stock which constitute a majority of the shares of Series B Preferred Stock so committed to be purchased, or purchased, as the case may be; provided, however, that the shares of Series B Preferred Stock committed to be purchased by the Buyer or any Other Buyer who defaults on its commitment shall be excluded from such determination.

        "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

        "Market Price" of any security on any date means the closing bid price of such security on such date on the Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Nasdaq" means the Nasdaq National Market.

        "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

        "Nasdaq Stock Market" means the Nasdaq Stock Market, Inc.

        "Nasdaq Tangible Asset Criterion" means the requirement of Section 4450(a)(3) of the rules of the NASD that an issuer maintain net tangible assets of at least $4 million in order that securities of such issuer be eligible for continued inclusion in Nasdaq.

        "1997 Notes" means the Senior Subordinated Convertible Notes issued by the Company on August 30, 1997 in the aggregate principal amount of $10,400,000.

        "1997 Registration Statements" means the Company's Registration Statement on Form S-3 (Registration No. 333-18815), declared effective by the SEC on January 16, 1997, and the Company's Registration Statement on Form S-3 (Registration No. 333-23211), declared effective by the SEC on April 15, 1997.

        "1997 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendments No. 1 and No. 2 thereto on Form 10-K/A.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "1933 Act" means the Securities Act of 1933, as amended.

        "Non-Responsive Investor" means an Investor who does not provide the Required Information to the Company at least one Business Day prior to the filing of the Registration Statement with the SEC.

        "Optional Redemption Event" shall have the meaning provided in the Certificate of Designations.

        "Other Buyer Total Commitment Amount" means, with respect to each Other Buyer, the total number of shares of Preferred Stock which such Other Buyer committed to purchase pursuant to its Other Stock Purchase Agreement.

        "Other Buyers" means each of the several buyers of shares of Preferred Stock who have agreed to purchase the Preferred Stock pursuant to the Other Stock Purchase Agreements.

        "Other Stock Purchase Agreements" means the several Stock Purchase Agreements, dated as of the date hereof, between the Company and the several buyers named therein relating to the agreements of such buyers severally to purchase shares of Preferred Stock.

        "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

        "Preferred Shares" means the shares of Preferred Stock to be purchased by the Buyer pursuant to this Agreement in such number as specified by the Company in the applicable Purchase Option Notice, but in no event in excess of the number of shares set forth on the signature page of this Agreement.

        "Preferred Stock" shall mean the Series B Custom Convertible Preferred Stock, $.001 par value per share, of the Company.

        "Primary Commitment Amount" means the number of Preferred Shares set forth on the signature page of this Agreement as the Primary Commitment Amount.

        "Prospectus" means the prospectus, including any preliminary prospectus, used in connection with the Registration Statement and any amendment or supplement thereto (including any documents or information incorporated therein by reference).

        "Purchase Option Notice" means a Purchase Option Notice in the form attached hereto as ANNEX II.

        "Purchase Option Threshold Price" means the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date the Company gives a Purchase Option Notice (subject to equitable adjustment on terms reasonably acceptable to the Majority Buyers for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than such price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any Subsidiary or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins, during such period of five consecutive Trading Days).

        "Purchase Price" means the aggregate purchase price for the Preferred Shares to be purchased by the Buyer as set forth in the Purchase Option Notice, computed as the product obtained by multiplying (x) such number of Preferred Shares times (y) $1,000.00.

        "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer and furnished to the Company in connection with this Agreement.

        "Record" shall mean all pertinent financial and other records, pertinent corporate documents and properties of the Company and the Subsidiaries subject to inspection for the purposes provided in Section 8(b)(9).

        "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

        "Registrable Securities" means the Conversion Shares and the Warrant Shares and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

        "Registration Period" means the period from the Effective Date to the earlier of (i) the date which is three years after the last Closing Date to occur and (ii) the date on which the Investors no longer own any Registrable Securities (or, if (x) the Preferred Shares have been fully converted into shares of Common Stock and the Warrants have been exercised in full or (y) neither the Preferred Shares nor the Warrants remain outstanding, such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold during any period and any limitation on the manner of sale).

        "Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Investors as selling stockholders (including any documents or information incorporated therein by reference).

        "Regulation D" means Regulation D promulgated by the SEC under the 1933 Act.

        "Required Information" means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

        "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

        "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell such securities to the public without registration under the 1933 Act.

        "SEC" means the Securities and Exchange Commission.

        "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

        "SEC Reports" means the 1997 10-K and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as amended by Amendment No. 1 thereto on Form 10-Q/A, in each case as filed with the SEC.

        "Second Closing Date" means the Closing Date, if any, after the Initial Closing Date.

        "Secondary Commitment Amount" means the number of Preferred Shares set forth on the signature page of this Agreement as the Secondary Commitment Amount.

        "Securities" means the Shares and the Warrants.

        "Series A Preferred Stock" means the Series A Convertible Preferred Stock, $.001 par value, of the Company.

        "Shares" means the Preferred Shares and the Common Shares.

        "Short Sale" shall have the meaning given such term in Rule 3b-3 under the 1934 Act as in effect on the date of this Agreement.

        "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

        "Total Commitment Amount" means the number of Preferred Shares set forth on signature page of this Agreement as the Total Commitment Amount.

        "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

        "Transaction Documents" means, individually or collectively, this Agreement, the Certificate of Designations, the Warrants, the Conversion Agent Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

        "Violation" means

                      (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

                      (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

                      (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

                      (iv) any breach or alleged breach by any Person other than the Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

        "Warrants" means Common Stock Purchase Warrants in the form attached hereto as Annex IV initially entitling the holder to purchase the number of shares of Common Stock determined in accordance with Section 2(a).

        "Warrant Shares" means the shares of Common Stock issuable or issued upon exercise of the Warrants.

2.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

        (a) COMMITMENT. The Buyer hereby agrees to purchase from the Company, at any time after the Effective Date and during the Commitment Period, upon the terms and subject to the conditions of this Agreement, up to the number of Preferred Shares set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of Certificate of Designations attached hereto as ANNEX I, at the price per share set forth on the signature page of this Agreement and for the Purchase Price. The Purchase Price shall be payable in United States Dollars. The Buyer's commitment to purchase the Preferred Shares shall become effective on the Effective Date so long as the Effective Date occurs on or before June 22, 1998. In consideration of the execution and delivery of this Agreement by the Buyer and the commitment of the Buyer to purchase the Preferred Shares, on the Effective Date the Company shall issue to the Buyer Warrants, registered in the name of the Buyer or its nominee, initially entitling the holder to purchase the number of shares of Common Stock set forth or the signature page of this Agreement.

        (b) EXERCISE OF PURCHASE OPTION. (1) The Company shall have the right on two occasions only to require the Buyer to purchase the Preferred Shares in an aggregate number not in excess of the Total Commitment Amount. In order to exercise its right to require the Buyer to purchase Preferred Shares, the Company shall give a Purchase Option Notice to the Buyer and the Other Buyers, which notice shall be given by the Company not later than the end of the Commitment Period. Subject to the limitations provided in this Agreement and the Other Stock Purchase Agreements, each Purchase Option Notice shall set forth the number of Preferred Shares to be purchased by the Buyer and the number of shares of Preferred Stock to be purchased by each of the Other Buyers, which shall be, as nearly as practical, pro rata based on the Total Commitment Amount and the Other Buyer Total Commitment Amounts.

        (2) The Company shall not be entitled to give a Purchase Option Notice unless the Purchase Option Threshold Price is at least $3.50 and the Market Price of the Common Stock on the date such Purchase Option Notice is given is at least $3.00. During the period from the Effective Date to the date which is 150 days after the Effective Date, the Company shall be entitled to give Purchase Option Notices with respect to an aggregate number of Preferred Shares which is not in excess of the Primary Commitment Amount unless at the time a Purchase Option Notice is given the Purchase Option Threshold Price is at least $7.00 and the Market Price of the Common Stock on the date such Purchase Option Notice is given is at least $6.50, in which case, subject to the limitations in this Agreement, up to two Purchase Option Notices may be given by the Company during such period with respect to an aggregate number of Preferred Shares up to the Total Commitment Amount. Subject to the limitations in this Section 2(b)(2), if the Company shall have given one Purchase Option Notice, then the Company may gave a second Purchase Option Notice with respect to a number of Preferred Shares not in excess of the Secondary Commitment Amount (but in no event in excess of the number of Preferred Shares determined by subtracting from the Total Commitment Amount the number of Preferred Shares with respect to which the first Purchase Option Notice was given).

        (3) The Company shall not be obligated to sell the Preferred Shares to the Buyer until the Company shall, in its sole discretion, have given a Purchase Option Notice, whereupon the Company shall be obligated to sell the Preferred Shares to the Buyer upon the terms and subject to the conditions of this Agreement. Time shall be of the essence in the giving of a Purchase Option Notice during the Commitment Period.

        (4) The Purchase Option Threshold Prices and the Market Prices set forth in Section 2(b)(2) shall be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Buyers for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than such price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any Subsidiary or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date of execution and delivery of this Agreement by the parties hereto.

        (c) CLOSING. The issuance and sale of the Preferred Shares shall occur on the Initial Closing Date and on the Second Closing Date, if any, at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing on each Closing Date, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Preferred Shares, registered in the name of the Buyer or its nominee, against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (2) the Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds to such account within the United States of America as the Company shall have specified by notice to the Buyer at least one Business Day prior to the applicable Closing Date, against delivery by the Company to the Buyer of the Preferred Shares.

3.   BUYER'S REPRESENTATIONS, WARRANTIES, ETC.

        The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

        (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Preferred Shares and acquiring the Warrants for its own account for investment only and not with a view towards the public sale or distribution thereof; the Buyer did not receive an offer of the Preferred Shares, the Warrants or the Common Shares as part of or in connection with the offer and sale by the Company of the 1997 Notes or any transaction relating thereto; any Common Shares acquired by the Buyer will be acquired for its own account for investment; and the Buyer has no present intention of making any distribution, within the meaning of the 1933 Act, of the Common Shares except in compliance with the registration requirements of the 1933 Act or pursuant to any exemption therefrom;

        (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) or 501(a)(8) thereof;

        (c) REOFFERS AND RESALES. All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

        (d) COMPANY RELIANCE. The Buyer understands that the Preferred Shares are being offered and sold, the Warrants are being issued, and the Common Shares are being offered, to it in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and the Warrants and to receive an offer of the Common Shares; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

        (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and information relating to the offer and sale of the Preferred Shares, the issuance of the Warrants and the offer and, upon conversion of the Preferred Shares and exercise of the Warrants, sale of the Conversion Shares and Warrant Shares deemed relevant by them; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and have received satisfactory answers to any such inquiries (assuming no material misstatement or omission to state a material fact in the SEC Reports and the Company's responses to requests for information by the Buyer and its advisors, if any); without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; the Buyer has, in connection with its decision to purchase the Preferred Shares and to acquire the Warrants, relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the Certificate of Designations, the Warrants and the Conversion Agent Agreement, as well as any investigation of the Company completed by the Buyer or its advisors, if any; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Preferred Shares is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject the offer by the Buyer to commit to purchase the Preferred Shares);

        (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

        (g) PURCHASE AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered on behalf of the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

        (h) BUYER STATUS. The Buyer is not a "broker" or "dealer" as these terms are defined in the 1934 Act which is required to be registered under Section 15 of the 1934 Act.

4.  COMPANY'S REPRESENTATIONS, WARRANTIES, ETC.

        The Company represents and warrants to, and covenants and agrees with, the Buyer that:

        (a) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company has no subsidiaries or equity investments in any other Person.

        (b) QUALIFICATIONS. The Company is duly qualified to do business as foreign corporations and are in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (c) CAPITALIZATION. The authorized capital stock of the Company consists of (a) 40,000,000 shares of Common Stock of which 18,412,108 shares were outstanding as of the close of business on June 9, 1998, all of which are fully paid and nonassessable; and (b) 1,000,000 shares of Preferred Stock, $.001 par value, of which 400,000 shares have been designated Series A Preferred Stock, of which 400,000 shares were outstanding at the close of business on June 9, 1998, and of which up to 7,000 shares will be designated as Preferred Stock and issued pursuant to this Agreement and the Other Stock Purchase Agreements; from June 9, 1998 to the Initial Closing Date and the Second Closing Date, if any, there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares issued (i) upon conversion of the Series A Preferred Stock or the 1997 Notes, (ii) upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement or (iii) pursuant to a public offering made directly by the Company on a basis similar to the offerings made pursuant to the 1997 Registration Statements or underwritten on a firm commitment basis for the account of the Company and, in each such case, registered under the 1933 Act) and (y) no issuance of shares of preferred stock of the Company other than pursuant to this Agreement and the Other Stock Purchase Agreements. The 1997 10-K discloses as of December 31, 1997 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from such date to the date hereof there has been, and to the Initial Closing Date and the Second Closing Date, if any, there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities, exchangeable securities, puts (including, without limitation, puts pursuant to the Fletcher Stock Purchase Agreement) and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company; and, immediately following the Effective Date and each Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Warrants and the common stock purchase warrants to be issued pursuant to the Other Stock Purchase Agreements and the issuance of the Preferred Shares and the shares of Preferred Stock to be issued pursuant to the Other Stock Purchase Agreements, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, puts, other rights and stock option and similar plans (excluding the Preferred Shares and the Warrants and the shares of Preferred Stock and the common stock purchase warrants to be issued pursuant to the Other Stock Purchase Agreements) will be 8,846,464. Each outstanding class or series of securities for which any such antidilution adjustment will occur is identified on Schedule 4(c) attached hereto, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of Common Stock and Series A Preferred Stock and outstanding options, warrants and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly and validly authorized and issued. None of the outstanding shares of Common Stock or Series A Preferred Stock or options, warrants and other such securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and Series A Preferred Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

        (d) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, and the Warrant Shares, when issued upon the exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares or the Warrants. The Company has duly reserved 1,910,800 shares of Common Stock for conversion of the shares of Preferred Stock and 350,000 shares of Common Stock as the Warrant Shares and for issuance upon the exercise of the warrants to be issued pursuant to the Other Stock Purchase Agreements, and such shares shall remain so reserved (subject to reduction from time to time for shares of Common

Stock issued upon conversion of shares of Preferred Stock and exercise of such warrants), and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations, as long as the Preferred Stock is convertible, and pursuant to the Warrants, so long as the Warrants are outstanding. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq, except for the failure or potential failure of the Company to meet the Nasdaq Tangible Asset Criterion; (2) the Company has not been notified since January 1, 1996 by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq, except for the letter, dated June 10, 1998, from the Nasdaq Stock Market to the Company, a copy of which has been provided to the Buyer, and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason, other than the failure or potential failure of the Company to meet the Nasdaq Tangible Asset Criterion, that the Common Shares will not be eligible for listing on Nasdaq, and the Company knows of no reason that the Common Shares will not be eligible for listing on AMEX or Nasdaq SmallCap.

        (e) CORPORATE AUTHORIZATION. The Transaction Documents have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and, assuming due execution and delivery by the Buyer, this Agreement is, the Certificate of Designations, when executed by the Company and filed with the Secretary of State of the State of Delaware, will be, and the Warrants and the Conversion Agent Agreement, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

        (f) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

        (g) APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for (1) the execution, delivery and performance by the Company of the Transaction Documents, (2) the issuance and sale of Common Shares upon conversion of the Preferred Shares or upon exercise of the Warrants as contemplated by this Agreement and the other Transaction Documents and (3) the performance by the Company of its other obligations under the Transaction Documents, other than (1) listing of the Common Shares on Nasdaq, AMEX or Nasdaq SmallCap, (2) registration of the resale of the Common Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, and (4) filing of one or more Forms D with respect to the Shares and the Warrants as required under Regulation D.

        (h) INFORMATION PROVIDED. All written information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in Section 3(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

        (i) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1995. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Common Shares by the Buyer and any other Investor. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1997 other than the SEC Reports.

        (j) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports, since December 31, 1997, the Company has not (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute an Optional Redemption Event. Except as disclosed in the SEC Reports, the Company owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate their respective properties, whether tangible or intangible, and to conduct their respective businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (k) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the SEC Reports, there is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Common Shares which is contemplated by Section 8 of this Agreement is first ordered effective by the SEC; and to the best of the Company's knowledge there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company.

        (l) LIABILITIES. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the 1997 10-K, the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business.

        (m) ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, except as disclosed in the SEC Reports and except for the failure or potential failure of the Company to meet the Nasdaq Tangible Asset Criterion.

        (n) MATERIAL LOSSES. Since December 31, 1997, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (o) PROPERTIES. The Company has good title to all property real and personal (tangible and intangible) and other assets owned by it which individually or in the aggregate are material to the Company, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The Company has not received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

        (p) INTELLECTUAL PROPERTY. Except as disclosed in the SEC Reports, the Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business as it is presently conducted or proposed to be conducted. Except as disclosed in the SEC Reports, the Company has not received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights or allegations with respect thereto which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (q) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

        (r) COMPLIANCE WITH LAW. Except as disclosed in the SEC Reports, the Company is not in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

        (s) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

        (t) INSURANCE. The Company maintains insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is to the Company's knowledge usually maintained by companies of comparable size engaged in the same or a similar business and in the same geographic region as the Company, subject to customary deductibles.

        (u) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person other than Diaz & Altschul Capital, LLC is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

        (v) SOLICITATION; OFFERING OF WARRANTS AND PREFERRED SHARES. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Stock Purchase Agreements; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any shares of Preferred Stock, shares of Common Stock or common stock purchase warrants or other securities of the Company, or solicit any offers to buy any shares of Preferred Stock, shares of Common Stock or common stock purchase warrants or similar securities so as thereby to cause the issuance or sale of any of the Securities to be in violation of Section 5 of the 1933 Act. The Company did not offer the Warrants or the Preferred Shares to the Buyer as part of or in connection with the Company's offers and sales of the 1997 Notes or any transaction entered into by the Company in connection therewith.

        (w) CERTAIN ISSUANCES OF SECURITIES. The Company has not issued any shares of Common Stock or shares of any series of preferred stock (other than the common stock purchase warrants and the shares of Preferred Stock issuable pursuant to the Other Stock Purchase Agreements) or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Conversion Shares upon conversion thereof or the issuance of the Warrants or the Warrant Shares upon the exercise of the Warrants for purposes of such Section 4460(i)(1)(D) (or any successor or replacement provision thereof or similar provision of any other securities market or securities exchange on which the Common Stock is listed at the time of determination).

        (x) INVESTMENT COMPANY. Neither the Company nor the Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder.

        (y) ABSENCE OF RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

        (z) CLASSIFICATION OF PREFERRED STOCK. The Company has been advised by Ernst & Young LLP, its independent public accountants, that, based on a review of the Transaction Documents under Generally Accepted Accounting Principles and applicable accounting principles and practices of the SEC in effect on the date of this Agreement, the Preferred Stock, when issued, will be classified as equity on the Company's balance sheet and not as redeemable preferred stock.

5.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

        (a) TRANSFER RESTRICTIONS. The Buyer acknowledges and agrees that (1) the Preferred Shares and the Warrants to be issued to it hereunder have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Preferred Shares, the Common Shares and the Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be transferred may be transferred without such registration; (2) no sale, assignment or other transfer of the Preferred Shares, the Warrants or any interest therein may be made except in accordance with the terms hereof; (3) the Common Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an exemption from such registration; (4) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Securities (other than registration of the resale of the Common Shares in accordance with Section 8) under the 1933 Act or, except as provided in Sections 5(d), 5(e) and 8, to comply with the terms and conditions of any exemption thereunder. The Buyer may not transfer the Common Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus forming part of the Registration Statement unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Common Shares may be transferred without registration under the 1933 Act.

        (b) RESTRICTIVE LEGENDS. (1) The Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

        These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). The sale to the holder of these securities of the shares of common stock issuable upon conversion of these securities is not covered by a registration statement under the Act. These securities have been acquired, and such shares of common stock must be acquired, for investment and may not be resold, transferred or assigned in the absence of an effective registration statement under the Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

        The number of shares constituting the portion of the Maximum Share Amount, as defined in the Certificate of Designations (the "Certificate of Designations") of the Series B Custom Convertible Preferred Stock (the "Series B Shares"), allocated to the Series B Shares represented by this certificate for purposes of conversion thereof is [INSERT PRO RATA PORTION OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE] (or such greater number resulting from an increase in the Maximum Share Amount as provided in the Certificate of Designations above [INSERT 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE] shares).

        Section 10(b)(3)(A) of the Certificate of Designations permits a holder of the securities represented by this certificate to convert such securities in accordance with the Certificate of Designations without being required to physically surrender this certificate to the Company unless all of the securities represented hereby are so converted. Consequently, following conversion of any of the securities represented by this certificate, the number of shares represented by this certificate may be less than the number of shares stated hereon.

               (2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

               (3) The Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by Section 8, the certificates for the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

               (4) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Common Shares issued prior to the SEC Effective Date which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of the Preferred Shares or Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

        (c) CONVERSION AGENT AGREEMENT. Prior to the Effective Date, the Company will (1) enter into the Conversion Agent Agreement substantially in the form attached hereto as Annex III and pursuant thereto irrevocably instruct the Conversion Agent, to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares and exercise of the Warrants in such amounts as specified from time to time (x) to the Conversion Agent in the Conversion Notices surrendered in connection with such conversions and (y) upon exercise of the Warrants in such amounts as specified from time to time to the Conversion Agent in the Form of Subscription to be attached to the Warrants and surrendered in connection with such exercises, and (2) appoint the Conversion Agent the conversion agent for the Preferred Stock and the exercise agent for the Warrants. The certificates for the Common Shares may bear the restrictive legend specified in Section 5(b) of this Agreement prior to registration of the resale of the Common Shares under the 1933 Act. The certificates for the Common Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares or exercise of the Warrants, as the case may be. The Company warrants that, except as otherwise expressly permitted by the Conversion Agent Agreement, no instruction other than (x) such instructions referred to in this
Section 5(c), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 8(b)(12) hereof will be given by the Company to the Conversion Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(c) shall limit in any way the Buyer's obligations and agreement to comply with the registration requirements of the 1933 Act or an exception therefrom upon resale of the Shares or the Warrants. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares or the Warrants in accordance with the last sentence of Section 5(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and Warrants and, in the case of the Common Shares, promptly, but in no event later than three days after receipt of such opinion, instruct the Conversion Agent to issue upon transfer one or more share certificates in such names and in such denominations as specified by the Buyer. Nothing in this Section 5(c) shall limit the obligations of the Company under Section 8 of this Agreement.

        (d) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities to give notice of reliance on the exemption provided by Rule 506 under the 1933 Act as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

        (e) NASDAQ LISTING; REPORTING STATUS. Prior to the Effective Date, the Company shall file an application for listing of additional shares with the Nasdaq Stock Market covering the Common Shares and shall provide evidence of such filing to the Buyer. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Common Shares on Nasdaq or, if the Company or the Common Stock is not eligible for continued listing and trading on Nasdaq, on AMEX or Nasdaq SmallCap prior to the Effective Date. So long as the Buyer beneficially owns any Preferred Shares or Common Shares, (1) the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange or, if Nasdaq or such exchange is not available, on the first available of (i) Nasdaq SmallCap, and (ii) such other securities exchange, OTC Bulletin Board or other market as may then be available, and (2) the Company shall assure that at all times there are at least two broker-dealers who are members of the NASD who are market makers in the Common Stock. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. So long as the Buyer owns any Shares or Warrants, the Company shall furnish to the Buyer copies of all reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly, but in no event later than five days, after the same are filed with the SEC.

        (f) USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any Margin Stock. The proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other Person or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

        (g) STATE SECURITIES LAWS. On or before each Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares for sale to the Buyer pursuant to this Agreement, the Warrants for issuance to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of the Preferred Shares or exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Preferred Shares and the issuance of the Warrants pursuant to this Agreement and the issuance to the Buyer of Conversion Shares on conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants. In connection with the foregoing obligations of the Company in this Section 5(g), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(g), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company, or
(5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to each Closing Date.

        (h) CERTAIN ISSUANCES OF SECURITIES. (1) Unless the Company obtains the Stockholder Approval (as defined in the Certificate of Designations) or a waiver thereof from the Nasdaq Stock Market, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which would be subject to the requirements of
Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof or any similar provision of any other securities market or securities exchange on which the Common Stock is listed at the time of determination) and which would be integrated with the issuance of the Warrants or the sale of the Preferred Shares to the Buyer or the issuance of Common Shares upon conversion or exercise thereof, as the case may be, or for purposes of such Section 4460(i)(1)(D) (or any successor or replacement provision thereof or any similar provision of any other securities market or securities exchange on which the Common Stock is listed at the time of determination).

               (2) During the period from the date of execution and delivery of this Agreement by the parties hereto to the date which is 90 days after the Initial Closing Date and during the period from the Second Closing Date, if any, to the date which is 90 days thereafter, without the prior written consent of the Majority Buyers the Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any Equity Securities at a price below the market price of the Common Stock; provided, however, that nothing in this Section 5(h)(2) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or (z) pursuant to a public offering made directly by the Company on a basis similar to the offerings made pursuant to the 1997 Registration Statements or underwritten on a firm commitment basis and, in each such case, registered under the 1933 Act.

               (3) During each period from the date the Company gives a Purchase Option Notice to the date which is 180 days after the Closing Date with respect to such Purchase Option Notice, the Company shall not without the prior written consent of the Majority Buyers (a) exercise any option to sell to Fletcher newly issued shares of Common Stock pursuant to the Fletcher Stock Purchase Agreement unless (i) the Registration Statement shall have been effective with the SEC and available for use by the selling stockholders named therein for 90 consecutive days and (ii) the arithmetic average of the Market Price of the Common Stock for any period of twenty consecutive Trading Days beginning on or after the period of 90 consecutive days referred to in the immediately preceding clause (ii) shall have been at least $8.00 per share and the Market Price of the Common Stock on the Trading Day immediately preceding such exercise is at least $8.00 per share (subject to equitable adjustment for stock splits, stock dividends, recapitalizations, reorganizations and similar changes affecting the Common Stock from time to time after the date of this Agreement on terms reasonably acceptable to the Majority Buyers) or (b) enter into any other agreement or arrangement similar to the Fletcher Stock Purchase Agreement, or exercise any similar right, to put shares of Common Stock to any third party if such shares may be freely resold to the public without registration, or are entitled to registration rights under, the 1933 Act during such six-month period; provided, however, that this Section 5(h)(3) shall not restrict sales of shares of Common Stock by the Company pursuant to the Stock Purchase Agreement, dated as of September 23, 1996, between the Company and LIPHA, Lyonnaise Industrielle Pharmaceutique s.a.

        (i) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares, the Company (1) shall comply with Sections 5 and 12 of the Certificate of Designations as if the Preferred Shares were outstanding, (2) shall not take any action which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the passage of time or both, would constitute an Optional Redemption Event.

        (j) CERTAIN AMENDMENTS. On or before the Effective Date, the Company and the Buyer (or a Person designated by the Buyer) shall execute and deliver an amendment to the letter agreement, dated as of June 30, 1997, as amended, entered into in connection with the issuance of the 1997 Notes, which amendment shall be in the form provided to the Company and the Buyer prior to the execution and delivery of this Agreement. Except for such amendment, nothing in this Agreement or any of the other Transaction Documents shall be deemed to amend, modify, waive or alter any agreement entered into in connection with the 1997 Notes.

        (k) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 6(a) or 6(b), as the case may be, of this Agreement on or before the Effective Date and Section 7(a) or 7(b), as the case may be, on or before each Closing Date.

        (l) DECREASES IN CASH AND SHORT-TERM INVESTMENTS. As of June 30, 1998 and as of the last day of each other fiscal quarter thereafter through March 31, 1999, the Cash Amount as of each such date set forth in the Company's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K or in any other publicly disclosed document shall not be less than 90% of the estimated Cash Amount for such date set forth in the Business Plan. On the date the Cash Amount as of each such end-of-quarter date is first publicly disclosed by the Company, the Company shall provide the Buyer with a copy of the portion of the Business Plan containing the estimated Cash Amount for such date. If the Company is then in breach of this Section 5(l), (1) the Company shall simultaneously notify the Buyer in writing of such breach and (2) such breach shall constitute a default in the timely performance of a material obligation of the Company under the terms of this Agreement.

6.      CONDITIONS TO THE EFFECTIVENESS OF THE BUYER'S COMMITMENT.

        (a) COMPANY'S CONDITIONS. The Buyer understands that the Company's obligation to issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Effective Date (any or all of which may be waived by the Company in its sole discretion):

                (1) On the Effective Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

                (2) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall be true and correct on the Effective Date as if made on the Effective Date and the Buyer shall have performed on or before the Effective Date all covenants and agreements of the Buyer required to be performed on or before the Effective Date.

        (b) BUYER'S CONDITIONS. The Company understands that the effectiveness of the Buyer's commitment to purchase the Preferred Shares on the Effective Date is conditioned upon the satisfaction of the following conditions precedent on or before the Effective Date (any or all of which may be waived by the Buyer in its sole discretion):

                (1) The Conversion Agent shall have executed and delivered the Conversion Agent Agreement in the form attached hereto as Annex III;

                (2) On the Effective Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                (3) The representations and warranties of the Company contained in this Agreement and the other Transaction Documents shall be true and correct on the Effective Date as if made on the Effective Date (except for any notice given by the NASD or the Nasdaq Stock Market to the Company of a failure or potential failure to meet the Nasdaq Tangible Asset Criterion); and on or before the Effective Date the Company shall have performed all covenants and agreements of the Company contained in the Transaction Documents and required to be performed by the Company on or before the Effective Date;

                (4) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

                (5) The Company shall have delivered to the Buyer its certificate, dated the Effective Date, duly executed by its Chief Executive Officer, to the effect set forth in subparagraphs (2), (3), and (4) of this
Section 6(b);

                (6) The Common Shares shall have been approved for listing, subject to official notice of issuance, by Nasdaq, Nasdaq SmallCap or AMEX and the Buyer shall have received written evidence of such approval by such market or exchange;

                (7) The Buyer shall have received a certificate, dated the Effective Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Effective Date,
(2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and
(3) such other matters as reasonably requested by the Buyer;

                (8) The Buyer shall have received on the Effective Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Effective Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, as set forth in Annex V attached hereto; and

               (9) On the Effective Date, (i) trading in securities on the New York Stock Exchange, Inc., AMEX, Nasdaq, or Nasdaq SmallCap shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE PREFERRED SHARES AND THE BUYER'S OBLIGATION TO PURCHASE PREFERRED SHARES.

        (a) COMPANY'S CONDITIONS. The Buyer understands that the Company's obligation to sell the Preferred Shares to the Buyer pursuant to this Agreement at and as of the Initial Closing Date and the Second Closing Date, respectively, is conditioned upon the satisfaction of the following conditions precedent on or before the Initial Closing Date and the Second Closing Date, respectively, if any, (any or all of which may be waived by the Company in its sole discretion):

                (1) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

                (2) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall be true and correct on the Closing Date as if made on the Closing Date and the Buyer shall have performed on or before the Closing Date all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

                (3) The SEC Effective Date shall have occurred; no stop order or similar proceeding relating to the Registration Statement shall be pending or threatened (it being understood that the inclusion of the closing condition set forth in this clause (d) shall not limit the Company's obligations set forth in Section 8); and on the Closing Date the Registration Statement shall be effective and available for use by the Buyer for resale of the Common Shares;

                (4) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

        (b) BUYER'S CONDITIONS. The Company understands that the Buyer's obligation to purchase the Preferred Shares on the Initial Closing Date and on the Second Closing Date, if any, is conditioned upon the satisfaction of the following conditions precedent on or before the applicable Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

                (1) The Buyer's commitment to purchase the Preferred Shares shall have become effective on the Effective Date in accordance with this Agreement;

                (2) The SEC Effective Date shall have occurred; no stop order or similar proceeding relating to the Registration Statement shall be pending or threatened (it being understood that the inclusion of the closing condition set forth in this clause (d) shall not limit the Company's obligations set forth in Section 8); and on the Closing Date the Registration Statement shall be effective and available for use by the Buyer for resale of the Common Shares;

                (3) The Company shall have given the Purchase Option Notice in accordance with this Agreement;

                (4) The Conversion Agent shall have executed and delivered the Conversion Agent Agreement in the form attached hereto as Annex III;

                (5) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                (6) The representations and warranties of the Company contained in this Agreement and the other Transaction Documents shall be true and correct on the Closing Date as if made on the Closing Date (except for any notice given by the NASD or the Nasdaq Stock Market to the Company of a failure or potential failure to meet the Nasdaq Tangible Asset Criterion); and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained in the Transaction Documents and required to be performed by the Company on or before the Closing Date;

                (7) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

                (8) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (5), (6), and (7) of this
Section 7(b);

                (9) The Buyer shall have received satisfactory confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations;

                (10) The Common Shares shall have been approved for listing, subject to official notice of issuance, by Nasdaq, Nasdaq SmallCap or AMEX and the Buyer shall have received written evidence of such approval by such market or exchange;

                (11) The Buyer shall have received a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and
(3) such other matters as reasonably requested by the Buyer;

                (12) The Buyer shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, as set forth in Annex VI attached hereto and an opinion of Pennie & Edmonds LLP, special counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, as set forth in Annex VII attached hereto;

                (13) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., AMEX, Nasdaq or Nasdaq SmallCap shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities; and

                (14) From the date of execution and delivery of this Agreement to the Initial Closing Date, the Corporation shall not have redeemed, repurchased or otherwise acquired any shares of Common Stock which are outstanding at any time during such period, except for repurchases of shares pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement.

8.      REGISTRATION RIGHTS.

        (a) MANDATORY REGISTRATION. (1) The Company shall prepare promptly and, on or prior to the date which is 20 days after the Effective Date, file with the SEC a pre-effective amendment on Form S-3/A to the Company's previously filed Registration Statement No. 333-

49025 (which Registration Statement shall be deemed the initial Registration Statement required by this Section 8), or if such pre-effective amendment is prohibited by the staff of the SEC, a separate Registration Statement on Form S-3 covering the resale by the Buyer of a number of shares of Common Stock equal to (A) at least the number of Conversion Shares issuable to the Buyer upon conversion of the Preferred Shares, determined on the day such pre-effective amendment or such separate Registration Statement is filed with the SEC as if the Accrual Amount had accrued for 18 months on such Preferred Shares (and determined without regard to the limitation on beneficial ownership contained in the second sentence of Section 10(a) of the Certificate of Designations) and (B) the number of Warrant Shares issuable to the Buyer and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. If, notwithstanding Rule 416 under the 1933 Act, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the Preferred Shares or exercise of the Warrants based on changes from time to time in the Conversion Price or the purchase price of the shares subject to the Warrants (or number of shares subject to the Warrants), as the case may be, such that at any time the number of additional shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 8(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Preferred Shares or exercise in full of the Warrants, then promptly, but in no event later than 15 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 8(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion and exercise; provided, however, that nothing in this Section 8(a) shall limit the rights of the holders of the Preferred Shares to have all or a portion of the Preferred Shares redeemed pursuant to Section 11 of the Certificate of Designations. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to this Section 8(a), and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this
Section 8(a).

                (2) Prior to the SEC Effective Date or during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any of Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement by the parties hereto. The Company's obligation to register the Registrable

Securities under this Section 8 shall constitute a registration pursuant to a demand registration right held by the Investors.

        (b) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall, if the Effective Date occurs, thereafter:

                (1) use its best efforts to cause the Registration Statement referred to in the first sentence of Section 8(a)(1) to become effective as promptly as possible after the execution and delivery of this Agreement by the parties hereto, and keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                (2) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

                (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto,
(ii) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9), (iii) on the SEC

Effective Date, written notice by telephone line facsimile transmission of the effectiveness of the Registration Statement and (iv) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                (4) use its best efforts to (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

                (5)     (A)     as promptly as practicable after becoming aware
of such event or circumstance, notify each Investor of any event or circumstance of which the Company has knowledge, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

                        (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 360 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than (i) two Blackout Periods, if the Company does not make an election pursuant to the next succeeding clause (ii) of this proviso or (ii) if the Company so elects by notice to the Investors given not later than 18 days after the commencement of a Blackout Period, one Blackout Period of up to 30 consecutive days and; provided further, however, that no Blackout Period may commence sooner than 45 days after the end of another Blackout Period;

                (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

                (7) permit the Investors who hold Registrable Securities being included in the Registration Statement and a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being included, at such Investors' sole cost and expense, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

                (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date;

                (9) make available for inspection by any Investor and any Inspector retained by any such Investor, at such Investor's sole expense, all Records as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(i) the release of such Record is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (ii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement; provided further, however, that each Investor understands that in the course of exercising the rights provided in this Section 8(b)(9) such Investor may come into possession of material non-public information about the Company and that by reason of the requirements of the 1934 Act any such Investor who possesses such material non-public information may be restricted in making purchases and sales of the Common Stock unless such information has been publicly disclosed. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose such information to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

                (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq prior to the Initial Closing Date or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

                (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the SEC Effective Date;

                (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver to the Conversion Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as Annex VIII;

                (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

                (14) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

        (c) OBLIGATIONS OF THE BUYER AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such of the Required Information as shall be reasonably requested by the Company to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five Business Days prior to the first filing date of the Registration Statement, the Company shall notify each Investor of the Required Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one Business Day prior to the filing date the Company has not received the Required Information from an Investor, then the Company may postpone filing the Registration Statement until the date which is one Business Day after the Company receives the Required Information from such Non-Responsive Investor provided that on the same day the Company gives notice to each Investor by telephone line facsimile transmission of such postponement identifying the Non-Responsive Investor and, if the failure of a Non-Responsive Investor to provide Required Information to the Company causes the Company to be unable to file the Registration Statement with the SEC by the deadline specified in Section 8(a), the Company shall not have any liability to any Investor by reason of such failure to file the Registration Statement on a timely basis in accordance with Section 8(a) so long as in such circumstance the Company files the Registration Statement with the SEC within one Business Day after the date on which the Company receives the Required Information from all Non-Responsive Investors;

                (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with the registration requirements of applicable securities laws or an exemption therefrom and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

                (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus; and

                (5) In connection with any sale of Registrable Securities which is made pursuant to the Registration Statement through a broker, each Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale, shall supply copies of such Prospectus to such broker or brokers and shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act;

                (6) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement; and

                (7) Each Investor agrees not to use Registrable Securities for the purpose of covering any Short Sale by such Investor of Common Stock unless at the time of such Short Sale such Investor shall have complied with the requirements of Section 8(c)(5) with respect to such Short Sale to the extent compliance with such requirements is necessary under the 1933 Act.

        (d) REPORTS UNDER 1934 ACT. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

                (1) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, such information, and cooperate with such Investor, as may be necessary to permit such Investor to sell its Registrable Securities pursuant to Rule 144 without registration under the 1933 Act; and

                (2) if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9.      INDEMNIFICATION AND CONTRIBUTION.

        (a) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 8(b)(3) hereof; (II) an Indemnified Person with respect to a Claim which arises solely from the failure of such Indemnified Person to comply in any material respect with Section 8(c)(4); and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10(j).

                (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (A) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (B) from the failure of such Indemnified Person to comply in any material respect with Section 8(c)(4); provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that such Investor shall be liable under this Section 9(a)(2) for only that amount of a Claim as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the price paid by such Investor for such Registrable Securities unless the closing shall have occurred on the Initial Closing Date, in which case such Investor shall be liable under this Section 9(a)(2) for only the greater of (i) that amount of a Claim as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the price paid by such Investor for such Registrable Securities and (ii) an amount in cash equal to 10% of the aggregate Purchase Price paid by the Buyer. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

                (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        (b) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) contribution by any Investor shall be limited to the amount by which the proceeds received by such Investor from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities unless the closing shall have occurred on the Initial Closing Date, in which case contribution by an Investor of Registrable Securities shall be limited to the greater of (i) the amount by which the proceeds received by such Investor from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities and (ii) an amount in cash equal to 10% of the aggregate Purchase Price paid by the Buyer.

        (c) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10.  MISCELLANEOUS.

        (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

        (b) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        (c) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: President and Chief Executive Officer (telephone line facsimile transmission number (650) 873-8367) and a copy shall also be given to:
Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303-0913, Attention: J. Stephan Dolezalek, Esq. (telephone line facsimile transmission number (650) 496-2736) or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement with a copy to Diaz & Altschul Advisors, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this Agreement, with a copy to: Diaz & Altschul Advisors, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757), until the Buyer shall designate another address for such purpose. In each case, a copy shall be sent to: Diaz & Altschul Capital, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757).

        (e) COUNTERPARTS; DATING. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

        (f) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes, Exhibits and Schedules hereto, constitutes the entire agreement among the parties hereto with respect to


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
the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes, Exhibits and Schedules hereto, supersedes all prior agreements and understandings, whether written or oral among the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of the Company, the Buyer and their respective successors and permitted assigns.

        (g) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

        (h) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

        (i) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

        (j) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. The rights of the Buyer or any other Investor under Sections 5(a), 5(b), 8, 9 and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Preferred Shares or Warrants) only if: (1) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned, (3) in the case of any transfer of rights under Section 8, immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws,
(4) at or before the time the Company received the written notice contemplated by clause (2) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9 and 10 hereof and (e) such transferee holds at least 50,000 shares of Common Stock, shares of Preferred Stock, Warrants, common stock purchase warrants issued pursuant to the Other Stock Purchase Agreements or 1997 Notes, or any combination thereof, which at the time of transfer are convertible into or exercisable for at least 50,000 shares of Common Stock or such lesser amount of shares into which the Preferred Shares are then convertible or which may be purchased upon exercise of the Warrants. Upon any such assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9 and 10 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the Buyer or other Investor and such transferee to assure that the Registration Statement and related Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.

        (k) CERTAIN EXPENSES. The Company and the Buyer shall be responsible for their expenses (including, without limitation, the respective legal fees and expenses of their counsel) incurred by them in connection with the negotiation and execution of, and closing under, this Agreement. All reasonable expenses incurred in connection with securities registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, but excluding (a) fees and expenses of investment bankers retained by any Investor,
(b) brokerage commissions incurred by any Investors and (c), except as otherwise specifically provided in the next succeeding sentence, fees and disbursements of counsel for the Investors. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) any default or breach of any of the Company's obligations set forth in any of the Transaction Documents and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall limit the rights of Diaz & Altschul Capital, LLC under its Engagement Agreement with the Company.

        (l) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Effective Date if:

                (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

                (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

                (3) the Effective Date shall not have occurred on a date on or before June 22, 1998, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

        (m) SURVIVAL. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of and payment for the Preferred Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

        (n) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations or the Nasdaq Stock Market (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

        (o) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

PRIMARY COMMITMENT AMOUNT:

SECONDARY COMMITMENT AMOUNT:

TOTAL COMMITMENT AMOUNT:

PRICE PER SHARE:  $1,000.00

SHARES OF COMMON STOCK SUBJECT TO WARRANTS:


                                       [BUYER]


                                       By:______________________________________
                                          Name:
                                          Title:

                                       Date:____________________________________

                                       Address:


                                       Facsimile No:


                                       SHAMAN PHARMACEUTICALS, INC.



                                       By:______________________________________
                                          Name:
                                          Title:

                                       Date:____________________________________